NewHeights Software Corporation

Consolidated Financial Statements
February 28, 2007 and 2006
(expressed in Canadian dollars)

Report of Independent Auditors

To the Stockholders of
NewHeights Software Corporation

We have audited the accompanying consolidated balance sheets of NewHeights Software Corporation as of February 28, 2007 and 2006, and the related consolidated statements of operations, changes in stockholders’ deficiency and cash flows for the years then ended. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of NewHeights Software Corporation as of February 28, 2007 and 2006, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the company will continue as a going concern. As discussed in note 1 to the consolidated financial statements, the company has suffered recurring losses from operations and has a net stockholders’ deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in note 1 to the consolidated financial statements the company changed their method for accounting for stock-based compensation in 2007.

"(signed) PricewaterhouseCoopers"

Chartered Accountants
Vancouver, B.C.
October 15, 2007

NewHeights Software Corporation
Consolidated Balance Sheets
As at February 28, 2007 and 2006

(expressed in Canadian dollars)

	2007	2006
	$	$
Assets
Current assets
Cash and cash equivalents	7,433	414,975
Due from related parties (note 3(d))	804,742	807,727
Accounts receivable - net of allowance for doubtful accounts of $nil
(2006 - $nil) (note 3(a))	187,379	28,028
Investment tax credit receivable (note 8(b))	1,247,065	697,065
Inventory	5,041	5,375
Prepaid expenses and deposits	113,512	79,673
	2,365,172	2,032,843
Property and equipment (note 3(b))	279,624	246,863
	2,644,796	2,279,706
Liabilities and Stockholders’ Deficiency
Current liabilities
Accounts payable and accrued liabilities (note 3(c))	904,427	464,421
Due to related parties (note 4)	5,982,768	3,315,437
Capital lease obligations (note 5)	-	6,095
Convertible debenture (note 6)	2,434,753	2,189,816
	9,321,948	5,975,769
Capital stock (notes 4 and 7)
Authorized
Unlimited number of common shares without par value
Issued and outstanding
21,293,300 (2006 - 19,645,563) common shares	18,035,741	14,697,172
Contributed surplus	36,337	-
Deficit	(24,749,230)	(18,393,235)
	(6,677,152)	(3,696,063)
	2,644,796	2,279,706
Nature of operations, acquisitions and going concern (note 1)
Commitments (note 9)
Subsequent events (note 11)

Approved by the Board of Directors

/s/ “Greg Pelling”	Director	/s/ “David Karp”	Director

The accompanying notes are an integral part of these financial statements.

NewHeights Software Corporation
Consolidated Statements of Changes in Stockholders’ Deficiency

(expressed in Canadian dollars)

		Capital stock			Total
	Number of		Contributed		stockholders’
	shares	Amount	surplus	Deficit	deficiency
		$	$	$	$
Balance - February 28,
2005	16,740,563	11,792,172	-	(14,755,439)	(2,963,267)
Converted loans (note 4(b))	2,905,000	2,905,000	-	-	2,905,000
Loss for the year	-	-	-	(3,637,796)	(3,637,796)
Balance - February 28,
2006	19,645,563	14,697,172	-	(18,393,235)	(3,696,063)
Converted loans (note 4(c))	647,737	2,848,569	-	-	2,848,569
Issuance of stock as
compensation (note 7)	1,000,000	490,000	-	-	490,000
Contributed surplus	-	-	36,337	-	36,337
Loss for the year	-	-	-	(6,355,995)	(6,355,995)
Balance - February 28,
2007	21,293,300	18,035,741	36,337	(24,749,230)	(6,677,152)

NewHeights Software Corporation
Consolidated Statements of Operations
For the years ended February 28, 2007 and 2006

(expressed in Canadian dollars)

	2007	2006
	$	$

Revenue
Software licence revenue	329,222	385,331
Related party revenue (note 3)	2,466,506	2,587,435
Software customization	119,667	6,259
Consulting revenue	116,680	29,190

	3,032,075	3,008,215

Cost of revenue	464,151	734,051

	2,567,924	2,274,164

Expenses
Research and development	4,241,759	3,304,760
General and administration	2,397,778	1,663,797
Related party general and administration expenses (note 3)	304,700	103,737
Sales and marketing	2,081,018	1,623,023
Interest expense	320,802	242,869
Amortization of property and equipment	109,094	93,196
Foreign exchange loss	21,771	7,170
Interest income	(3,003)	(17,819)
Investment tax credits (note 8(b))	(550,000)	(1,108,773)

	8,923,919	5,911,960

Loss for the year	(6,355,995)	(3,637,796)

The accompanying notes are an integral part of these financial statements.

NewHeights Software Corporation
Statements of Cash Flows
For the years ended February 28, 2007 and 2006

(expressed in Canadian dollars)

	2007	2006
	$	$

Cash flows from operating activities
Loss for the year	(6,355,995)	(3,637,796)
Items not affecting cash
Amortization of property and equipment	109,094	93,196
Stock-based compensation	526,337	-
Accrued interest on convertible debenture	316,009	(80,316)
Changes in operating working capital items
Due from related parties	2,985	(494,404)
Accounts receivable	(709,351)	231,077
Inventory	334	(5,375)
Prepaid expenses and deposits	(33,839)	(73,034)
Accounts payable and accrued liabilities	440,006	47,482

	(5,704,420)	(3,919,170)

Cash flows from investing activities
Purchases of property and equipment	(141,855)	(60,245)
Sale of short-term investments	-	1,166,859

	(141,855)	1,106,614

Cash flows from financing activities
Advances from related parties	5,444,828	3,156,232
Repayment of capital lease obligations	(6,095)	(71,426)

	5,438,733	3,084,806

(Decrease) increase in cash and cash equivalents	(407,542)	272,250

Cash and cash equivalents - Beginning of year	414,975	142,725

Cash and cash equivalents - End of year	7,433	414,975

Supplemental cash flow information (note 10)

The accompanying notes are an integral part of these financial statements.

NewHeights Software Corporation
Notes to Consolidated Financial Statements
February 28, 2007 and 2006

(expressed in Canadian dollars)

1	Nature of operations, acquisitions and going concern

NewHeights Software Corporation (the company) is incorporated under the laws of the province of British Columbia, Canada. The company’s operations consist of developing and commercializing software solutions such as Desktop Assistance Personal Communication Management software products, that add value to internet protocol (IP) telephone equipment and hosted telephony services. The company’s operations are located in Victoria, British Columbia, and the company primarily sells software through a related party distributor to end customers located in Canada and the United States.

A significant portion of the company’s revenues are derived through sales to Mitel Networks Corporation (Mitel), which is under common control with the company. In addition, the controlling shareholder group has provided significant financial support to the company. The loss of this customer and/or the loss of financial support by the controlling shareholder group would have adverse consequences for the company.

Acquisition of MKC Networks Corporation

On August 1, 2006, the company acquired MKC Networks Corporation (MKC) through the acquisition of all the issued and outstanding common shares of MKC (7,531,414) in exchange for 1,713,086 common shares of the company at a rate of 0.2275 common shares for each MKC share. The company also exchanged 360,000 options to purchase MKC common shares for options to purchase common shares of the company at a ratio of 1 option of the company for each MKC option. In conjunction with the combination, a convertible loan held by the majority shareholder of MKC and related party of the company was converted into 2,848,569 common shares of MKC (note 4(c)).

The company and MKC were owned by common stockholders prior to the combination. As a result, the combination of MKC and the company has been accounted for in a manner similar to a pooling-of-interests. Accordingly, the combination of MKC was accounted for at historical carrying values at the date of the combination. There was no significant minority interest in MKC at the time of the combination. The consolidated balance sheets, statements of operations, changes in stockholders’ deficiency, statements of cash flows and notes to the consolidated financial statements for all periods presented herein have been restated by combining the historical consolidated financial statements of the company with those of MKC.

The carrying amounts of the net assets of MKC at August 1, 2006 were as follows:

MKC
$

Cash	849
Inventory	5,041
Property, plant and equipment	50,055
Accounts payable and accruals	(689)

55,256

(1)

NewHeights Software Corporation
Notes to Consolidated Financial Statements
February 28, 2007 and 2006

(expressed in Canadian dollars)

The results of operations of MKC to the date of acquisition were as follow:

	2007	2006
	$	$

Revenue	190,872	391,590
Loss for the year	(611,052)	(1,462,122)
Capital stock	3,103,974	255,404
Deficit	(3,027,309)	(2,416,257)

Going concern

The company has suffered recurring operating losses, has net working capital and stockholders’ deficiencies, and has no assurance of future profitability. Management recognizes the need for additional funding to finance its operating and investing activities until sufficient positive cash flows from operations can be generated. The company’s founding stockholders and/or related parties are expected to be the source of continued financial support as required until such time that the operations generate sustained positive cash flows. However, there is no assurance that such financing will be available to the company; accordingly, there is substantial doubt about the company’s ability to continue as a going concern. These financial statements have been prepared on the basis that the company will be able to continue as a going concern and realize its assets and satisfy its liabilities in the normal course of business, and do not reflect any adjustments that would be necessary if the company is unable to continue as a going concern. Such adjustments could be material.

2	Significant accounting policies

Basis of presentation

These financial statements have been prepared in accordance with generally accepted accounting principles (GAAP) in the United States of America and are presented in Canadian dollars unless otherwise noted.

Use of estimates

The preparation of financial statements in conformity with GAAP in the United States of America requires the company’s management to make estimates and assumptions which affect the amounts reported in these financial statements and the notes thereto. Actual results could differ from those estimates.

Foreign currency transactions

Transactions denominated in foreign currencies are translated to Canadian dollars at the rate prevailing at the time of the transactions. Monetary assets and liabilities denominated in a foreign currency are translated into Canadian dollars at the current rates in effect at the balance sheet date. The resulting exchange gains and losses are recognized in the consolidated statement of operations.

(2)

NewHeights Software Corporation
Notes to Consolidated Financial Statements
February 28, 2007 and 2006

(expressed in Canadian dollars)

Cash and cash equivalents

Cash and cash equivalents consist of cash on deposit and highly liquid short-term interest bearing securities with maturities at the date of purchase of three months or less. Interest is recognized using an effective interest rate method.

Fair value of financial instruments

The fair values of the company’s financial instruments, consisting of accounts receivable, investment tax credit receivable and accounts payable and accrued liabilities, approximate their carrying values due to their short-term nature. The fair value of the capital lease obligations is calculated using discounted cash flows and approximates their carrying value. The fair value of amounts due to related parties is considered to approximate their carrying value as they are repayable on demand and have no stated terms of repayment.

Concentration of credit risk

Financial instruments that potentially subject the company to a significant concentration of credit risk consist primarily of cash and cash equivalents, accounts receivable and investment tax credit receivable. The company limits its exposure to credit loss by placing its cash and cash equivalents, and short-term investments with high credit quality financial institutions. The company performs ongoing credit evaluations of its customers’ financial condition to determine the need for an allowance for doubtful accounts.

Property and equipment

Property and equipment are recorded at cost less accumulated amortization. Amortization is provided using the following annual rates and methods:

Furniture and equipment	20% declining balance
Computer equipment	30% declining balance
Leasehold improvements	term of lease
Computer software	100% straight-line

The company reviews the carrying amount of its property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The determination of any impairment would include a comparison of the estimated future cash flows anticipated to be generated during the remaining life of the asset and upon its eventual disposition. If an impairment exists, the carrying value is written down to its fair value.

(3)

NewHeights Software Corporation
Notes to Consolidated Financial Statements
February 28, 2007 and 2006

(expressed in Canadian dollars)

Revenue recognition

Software licence revenue relates to the sale of the company’s software product to a related party distributor pursuant to a world-wide exclusive distribution agreement (note 3) and other third parties. Under the terms of this distribution agreement, the company is entitled to a specified percentage of the agreed selling price to the end customer. The company recognizes software licence revenue upon receipt of written notification that the software has been delivered to the end customer pursuant to a written licence agreement.

Consulting and software customization revenue is recognized as the services or products are delivered, when the company’s fee is determinable, collection is probable, the services or products are accepted, there is persuasive evidence of an arrangement and the company does not have any future service commitments.

Stock-based compensation

Prior to March 1, 2006, the company accounted for stock-based compensation for employees under the intrinsic value method of Accounting Principles Board (APB) Opinion 25, “Accounting for Stock Issued to Employees”, as interpreted by Financial Accounting Standards Board (FASB) Interpretation 44, and elected the disclosure-only requirements of Statement of Financial Accounting Standards (SFAS) 123, “Accounting for Stock-Based Compensation”, and SFAS 148, “Accounting for Stock-Based Compensation - Transition and Disclosure - an Amendment” of FASB Statement No. 123” Accordingly, compensation cost has been recognized in the accompanying financial statements for share-based awards to employees to the extent the instruments were granted at an exercise or sale price that was less than the then current fair value.

In December 2004, the FASB issued SFAS 123(R), “Share-Based Payment”, which is a revision of SFAS 123. SFAS 123R supersedes APB Opinion 25, SFAS 123, and amends SFAS 95, “Statement of Cash Flows”. Generally, the approach in SFAS 123R is similar to the approach described in SFAS 123. However, SFAS 123R requires all equity instruments issued to employees, including grants of employee stock options, to be recognized in the income statement based on their grant date fair value. Pro forma disclosure is no longer an alternative.

The company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS 123R and Emerging Issues Task Force (EITF) Issue 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.” When applicable, all transactions in which services are received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date of the fair value of the equity instrument issued is the earlier of the date on which the counterparty’s performance is complete or the date on which there is a commitment to perform, as defined.

The company adopted SFAS 123R effective March 1, 2006. SFAS 123R requires non-public companies that utilized the minimum value method in SFAS 123, for either recognition or pro forma disclosures, to adopt SFAS 123R under the prospective transition method. This method requires the company to apply the provisions of SFAS 123R only to new awards granted, and to awards modified, repurchased or cancelled on or after March 1, 2006 and continue to account for any portion of awards outstanding at March 1, 2007 using the accounting principles originally applied.

(4)

NewHeights Software Corporation
Notes to Consolidated Financial Statements
February 28, 2007 and 2006

(expressed in Canadian dollars)

The company has elected to use the Black-Scholes option pricing model to determine the grant date fair value of its share based awards. In accordance with SFAS 123R, the company will recognize the compensation cost of stock based awards on a graded vesting basis over the requisite service period of each award, which is generally the vesting period.

Income taxes

Income taxes are accounted for using an asset and liability approach, which requires the recognition of taxes payable or refundable for the current period and deferred tax liabilities and assets for future tax consequences of events that have been recognized in the company’s financial statements or tax returns. The measurement of current and deferred tax liabilities and assets is based on provisions of enacted tax laws; the effects of future changes in tax laws or rates are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by a valuation allowance, where, based on available evidence, the probability of realization of the deferred tax asset does not meet a more likely than not criterion.

Comprehensive loss

Comprehensive loss is defined as the change in equity from transactions, events and circumstances other than those resulting from investments by owners and distributions to owners.

Research and development and investment tax credits

Software development costs are included in research and development and are expensed as incurred. After technological feasibility is established, which is generally when substantially all product development is complete including the development of a working model, software development costs are capitalized and amortized on a straight-line basis over the estimated product life, or on the ratio of current revenues to total anticipated future revenues, whichever is greater. To date, software development costs qualifying for capitalization have been insignificant.

Investment tax credits are accounted for under the cost reduction method whereby they are netted against the expense or property and equipment to which they relate. Investment tax credits are recorded when the qualifying expenditures have been incurred and if it is more likely than not that the tax credits will be realized. Eligible scientific research and experimental development (SR&ED) expenditures are filed as refundable income tax credits (refer to note 8(b)).

Comparative amounts

Certain comparative amounts have been reclassified to conform with the current year’s presentation.

(5)

NewHeights Software Corporation
Notes to Consolidated Financial Statements
February 28, 2007 and 2006

(expressed in Canadian dollars)

Recent accounting pronouncements

In June 2006, the FASB issued FIN 48, “Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109”, which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS 109, “Accounting for Income Taxes”. The interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 requires a company to recognize the tax benefit only if that position is more likely than not of being sustained on an audit basis solely on the technical merit of the position. FIN 48 also requires expanded qualitative and quantitative disclosures regarding those tax benefits. Any differences between the amounts recognized in the financial statements prior to the adoption of FIN 48 and the amounts reported after adoption are to be accounted for as an adjustment to the beginning balance of retained earnings. FIN 48 is effective for the company beginning March 1, 2007. It is not expected that FIN 48 will have a material impact on the financial statements of the company.

In September 2006, the FASB issued SFAS No. 157 “Fair Value Measurements”. SFAS 157 provides guidance for, among other things, the definition of fair value and the methods used to measure fair value. The provisions of SFAS 157 are effective for fiscal years beginning after November 15, 2007. It is not expected that the adoption of SFAS 157 will have a material impact on the financial statements.

In February 2007, the FASB issued SFAS 159 “The Fair Value Option for Financial Assets and Financial Liabilities”. FAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. FAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. It is not expected that the adoption of SFAS 159 will have a material impact on the financial statements.

3	Balance sheet components

		2007	2006
a)	Accounts receivable	$	$

	Trade	163,330	14,650
	Goods and services tax	24,049	13,378
		187,379	28,028

(6)

NewHeights Software Corporation
Notes to Consolidated Financial Statements
February 28, 2007 and 2006

(expressed in Canadian dollars)

		2007	2006
		$	$

b)	Property and equipment

	Furniture and equipment	182,751	173,839
	Computer equipment	383,725	305,836
	Leasehold improvements	63,772	53,782
	Computer software	223,322	178,258

		853,570	711,715
	Accumulated amortization	(573,946)	(464,852)

		279,624	246,863

Computer equipment and furniture and equipment under capital leases included in the above have a cost of $142,658 (2006 - $142,658) and related accumulated amortization of $104,447 (2006 - $91,798).

		2007	2006
		$	$

c)	Accounts payable and accrued liabilities

	Trade and accrued payables	679,713	266,453
	Accrued vacation	199,714	172,968
	Accrued professional fees	25,000	25,000

		904,427	464,421

d)	Related party transactions

The company’s former Chief Executive Officer, founding stockholder and director is related to the Chairman and founding shareholder of Mitel Networks Corporation (Mitel). In September 2002, the company obtained a limited licence from Mitel to incorporate certain technology into its software product for no consideration. In 2003, the company completed customization services of its software product for Mitel, and entered into an exclusive world-wide distribution agreement with Mitel for an initial term to September 2004. The agreement renews automatically for one-year periods thereafter, and contains termination rights of both parties. Under the terms of this distribution agreement, the company earns a specified fee from Mitel based on the number of licenses sold by Mitel. The company’s software licence revenue for the year pursuant to the terms of this distribution agreement was $2,148,000 (2006 - $2,539,747).

During the year ended February 28, 2007, the company also earned consulting revenue from Mitel of $210,506 (2006 - $47,688) and software customization revenue of $108,000 (2006 - $nil) from another related corporation. As at February 28, 2007, the company has an accounts receivable balance from Mitel of $804,742 (2006 - $807,727).

(7)

NewHeights Software Corporation
Notes to Consolidated Financial Statements
February 28, 2007 and 2006

(expressed in Canadian dollars)

In addition, during the year ended February 28, 2007, the company reimbursed Mitel and another related corporation for certain expenses paid for on the company’s behalf totalling $304,700 (2006 - $103,737) and as at February 28, 2007, has an accounts payable balance to Mitel of $25,809 (2006 - $43,926) and $86,000 (2006 - $15,000) to another related corporation.

Also see note 4.

4	Due to related parties

The amounts owing to founding stockholders and other related corporations that are under common control with the company are as follows:

	2007	2006
	$	$

Due to founding stockholders (a)	31,468	55,940
Loan due to a related corporation (b)	5,951,300	1,052,000
Convertible loan due to a related corporation (c)	-	2,207,497

	5,982,768	3,315,437

a)	Amounts owing to the founding stockholders are unsecured, non-interest bearing and have no stated terms of repayment.

b)

During fiscal 2007, the company received $4,899,300 (2006 - $1,052,000) by way of a loan from a related corporation. The loan is unsecured, non-interest bearing and has no stated terms for conversion into common shares or repayment. The major shareholders of this corporation and the company are related.

In fiscal 2006, $2,905,000 of the loan exchanged for 2,905,000 common shares of the company. At the time of the exchange the fair value of the company’s common shares was estimated at $1.00 per share and no gain or loss was recorded.

c)

In fiscal 2006, the company entered into a convertible loan agreement with a related party for a convertible revolving loan. The principal amount outstanding under the loan bears interest of 7% and may be converted into common shares of the company at a price of $4.40 per share, subject to adjustment upon a third party equity financing of at least $200,000.

During fiscal 2007, the company received advances of $570,000 (2006 - $2,100,000) under the same terms as the convertible loan and accrued interest of $57,993 (2006 - $120,576). On August 1, 2006, the outstanding balance of the loan of $2,848,569 was converted by the creditor at a price of $4.40 per share.

(8)

NewHeights Software Corporation
Notes to Consolidated Financial Statements
February 28, 2007 and 2006

(expressed in Canadian dollars)

5	Capital lease obligations

The company leased certain computer equipment under a capital lease that bore interest at 7%. The capital lease was unsecured.

	2007	2006
	$	$

Capital lease obligations	-	6,095
Less: Current portion	-	(6,095)

	-	-

During the year ended February 28, 2007, the company paid $781 (2006 - $884) in interest on capital leases.

6	Convertible debenture

On September 9, 2004, the company issued a senior convertible debenture in the amount of $2,000,000 to an unrelated party. The debt matures on September 9, 2007 and was convertible at the debenture holder’s option at any time before the maturity date at a price of $1.00 per common share or a lesser amount if additional external financing was placed before September 9, 2005 at a lower per share price. If external financing had occurred before September 9, 2005, then the conversion price would have been the lesser of $1.00 and the fair market value of a common share of the company as determined by an independent valuator. The debenture carries an interest rate of Bank of Canada prime plus 3% and is accrued until maturity. In the event of a default under the debenture agreement, the interest rate is increased to Bank of Canada prime plus 5%, the higher rate is applied retroactively, and all interest payments become payable monthly.

The debenture also specifies events of default under which all proceeds of this financing, together with accrued interest, become due and payable at the option of the debenture holder.

In conjunction with and as a pre-condition to this debenture financing, the company entered into a software development agreement with the lender, whereby the company has committed to use the proceeds from the debenture financing to engage in specified software development work for the lender. This development work was completed in fiscal 2005. Following acceptance by the lender of the work contemplated under the terms of the agreement, a distribution agreement was entered into between the parties. The agreement also provides that should the company use or derive sales from the product of such development work, royalties will be payable by the company to the lender. No sales have been derived from this development to date.

(9)

NewHeights Software Corporation
Notes to Consolidated Financial Statements
February 28, 2007 and 2006

(expressed in Canadian dollars)

7	Capital stock

	a)	Share capital

Common shares - issued and outstanding

	Number of
	shares	Amount
		$

Balance - February 28, 2005	16,740,563	11,792,172

Issuance of additional stock as a result of loan conversion
(note 4)	2,905,000	2,905,000

Balance - February 28, 2006	19,645,563	14,697,172

Issuance of additional stock as a result of stock-based
compensation	1,000,000	490,000
Issuance of additional stock as a result of loan conversion
(note 4)	647,737	2,848,569

Balance - February 28, 2007	21,293,300	18,035,741

Stock-based compensation

The company hired a new Chief Executive Officer during the 2007 fiscal year, and on December 31, 2006, the company issued 1,000,000 shares as part of his compensation package. The company recorded an expense of $490,000 based on a fair value of $0.49 per share.

b)	Stock option plan

In March 2000, the company created a stock option plan for its directors, senior management and employees. Options are granted at the discretion of the board of directors. The options vest over a three-year period and are exercisable for a period of up to eight years. The company has reserved 4,679,727 common shares for issuance pursuant to these options.

(10)

NewHeights Software Corporation
Notes to Consolidated Financial Statements
February 28, 2007 and 2006

(expressed in Canadian dollars)

The following table summarizes activity under the company’s stock option plan:

		2007		2006

		Weighted		Weighted
		average		average
	Number of	exercise	Number of	exercise
	options	price	options	price
		$		$

Outstanding - Beginning of
year	3,099,041	0.85	2,788,374	0.83

Granted	1,759,547	1.09	387,000	1.00
Forfeited	(491,167)	1.10	(76,333)	1.00

Outstanding - End of year	4,367,421	0.94	3,099,041	0.85

The expected term of options granted is derived from historic exercise patterns displayed by employees. The computation of expected volatility is based on the historical volatility of comparable companies from a representative peer group selected based on industry and market capitalization. The risk-free interest rate is based on a Government of Canada bond whose term is consistent with the expected life of the stock options. As required under SFAS 123R, management made an estimate of expected forfeitures and is recognizing compensation costs only for those equity awards expected to vest. The fair value of options granted for the year ended February 28, 2007 was estimated at the date of grant using the following assumptions:

Risk-free interest rates	4.58% - 5.15%
Expected dividend yield	0%
Expected life	8 years
Expected volatility	30%

(11)

NewHeights Software Corporation
Notes to Consolidated Financial Statements
February 28, 2007 and 2006

(expressed in Canadian dollars)

The following table summarizes information about stock options outstanding as at February 28, 2007:

			Weighted
			average
		Weighted	remaining	Aggregate
Exercise	Number	average	contractual	intrinsic
price	outstanding	exercise price	life	value
$		$	(years)	$

0.50	853,874	0.50	1.50	-
1.00	1,843,000	1.00	5.50	-
1.10	1,670,547	1.10	7.60	-

	4,367,421	0.94	5.50	-

Number exercisable	2,443,210	0.85		-

The weighted average grant date fair value of options granted during 2007 was $0.10. The total intrinsic value of options exercised in 2007 was $nil.

The following table summarizes the status of the company’s non-vested options as at February 28, 2007:

		Weighted
		average
	Number	grant date
	outstanding	fair value
		$

Non-vested at February 28, 2006	853,996	0.30

Granted during the year ended February 28, 2007	1,759,547	0.10
Vested
Prior to 2007 year-end	(509,332)	0.30
Of those granted during the year ended February
28, 2007	(180,000)	0.10

	1,924,211

As at February 28, 2007, unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the option plan totalled $141,000. That cost is expected to be recognized over a weighted average period of three years. The total fair value of shares vested during the year ended February 28, 2007 was $36,337.

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NewHeights Software Corporation
Notes to Consolidated Financial Statements
February 28, 2007 and 2006

(expressed in Canadian dollars)

8	Income taxes

	a)	The company is subject to Canadian federal, British Columbia and Ontario provincial taxes in Canada.

The company has accumulated non-capital losses totalling approximately $17,660,000 (2006 - $10,718,000) which can be applied to reduce taxable income in future taxation years. These losses expire as follows:

$

2008	1,464,000
2009	1,796,000
2010	1,279,000
2011	1,822,000
2015	2,629,000
2026	3,561,000
2027	5,109,000

17,660,000

Net deferred tax assets are as follows:

	2007	2006
	$	$

Non-capital loss carry-forwards	5,386,423	4,518,308
Scientific research and experimental development
(SR&ED) pool and investment tax credits	923,866	897,967
Eligible capital expenditures	298,964	334,029
Property and equipment	90,929	55,406
Capital loss carry-forwards	40,964	45,826
Financing and donations	4,578	3,185
Valuation allowance	(6,745,724)	(5,854,721)

	-	-

Based on a number of factors including the lack of a history of profits, management believes that it is more likely than not that the deferred tax assets will not be realized. Accordingly, a valuation allowance for the full amount of the deferred tax assets has been recorded.

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NewHeights Software Corporation
Notes to Consolidated Financial Statements
February 28, 2007 and 2006

(expressed in Canadian dollars)

The recovery of income taxes differs from the amount computed by applying the statutory income tax rate to the loss for the year as follows:

	2007	2006

Canadian statutory rate	34.12%	34.12%

	$	$

Tax recovery at statutory rate	(2,168,665)	(1,241,230)
Decrease in statutory rates	798,940	213,242
Permanent differences	203,517	20,503
Non-capital loss expiration	295,905	193,498
Change in valuation allowance	891,003	793,018
Other	(20,700)	20,969

	-	-

b)	In 2007, the company did not receive the outstanding SR&ED claim for 2006 until after year-end. It was received on June 5, 2007.

The company also recorded a receivable of $550,000 (2006 - $697,065) in respect of refundable investment tax credits (ITCs) for eligible SR&ED expenditures for work performed in fiscal 2007 and 2006, respectively.

9	Commitments

a)

The company is obligated under operating lease agreements for the rental of premises and for certain equipment and vehicles. These leases expire by September 30, 2012 and require minimum annual payments, based on the company’s fiscal year, as follows:

$

2008	348,781
2009	244,924
2010	228,126
2011	225,205
2012	131,370

b)	During fiscal 2007, the company paid $331,138 (2006 - $247,024) in operating lease expenses.

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NewHeights Software Corporation
Notes to Consolidated Financial Statements
February 28, 2007 and 2006

(expressed in Canadian dollars)

c)	Licensing and other fees

Licensing fees

In July 2003, the company entered into a worldwide non-exclusive, non-transferable licence agreement with a supplier for software products such as instant messaging and other real time enterprise related communications products. The company plans to integrate these software products into its own products. The terms of the agreement have an automatic renewal for successive one-year terms, unless terminated as specified in the agreement. In return, the company is required to pay licence fees based on the number of users and software modules purchased.

d)	Line of credit banking facility

The company has a bank line of credit available for $200,000 at a rate of prime plus 1.75%. To date, the company has not drawn on this facility. All of the company’s assets are pledged as a security for the line of credit, which is also guaranteed by an officer and founding stockholder of the company.

10	Supplemental cash flow information

	2007	2006
	$	$

Cash paid for interest	2,627	4,753

Non-cash operating, investing and financing activities
Capital stock issued to new CEO (note 7)	490,000	-
Issuance of capital stock on conversion of loans from related
parties (note 4)	2,848,569	2,905,000

11	Subsequent events

Acquisition by CounterPath Solutions, Inc.

On August 2, 2007, the company was acquired by CounterPath Solutions, Inc. (CounterPath). Immediately prior to the acquisition, the company's related party loans (note 4) were converted into 12,357,000 common shares of the company and convertible debenture (note 6) was converted into 6,600,000 common shares of the company to bring the total number of common shares to 40,250,000. The convertible debenture was converted at $0.36 which is beneficial to the terms described in note 6. Under the terms of the agreement, CounterPath will acquire all of the shares of the company through the issuance of 40,250,000 shares of CounterPath’s common stock to shareholders of the company.

In conjunction with the acquisition, the company's stock options will be exchanged for options to purchase common shares of CounterPath.

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